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                                                                          Page 1

                                                                   EXHIBIT 10.04


                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made and entered into as of the ____ day of February, 1998, by and among SEATTLE COFFEE COMPANY, a Washington corporation ("SCC"); LARRY MCDONALD, KAREN MCDONALD, THE LAWRENCE MCDONALD CHARITABLE REMAINDER UNITRUST, THE KAREN F. MCDONALD CHARITABLE REMAINDER UNITRUST, MICHELE MCCARTHY REVOCABLE TRUST, PATRICK MCDONALD LIVING TRUST, GAI FAMILY TRUST B, GAI FAMILY TRUST C, JAMES V. STEWART, PINCO PALLINO, INC., UMBERTO BIZZARRI and FREDERICK O. PAULSELL, JR. (hereinafter, sometimes referred to, individually, as a "Principal Shareholder" and, collectively, as the "Principal Shareholders"); AFC ENTERPRISES, INC., a Minnesota corporation ("AFC"), and AFC ACQUISITION CORP., a Georgia Corporation ("MergerCo").

                                    RECITALS

     A. The parties hereto have previously entered into an Agreement and Plan of Merger dated January 23, 1998 (the "Merger Agreement").

     B. The parties have agreed to enter into an amendment to the Merger Agreement in the event that certain requirements of the Internal Revenue Code of 1986, as amended (the "Code"), are satisfied and the transactions contemplated under the Merger Agreement can be effected as a tax-free reorganization.

     C. Based upon information provided to AFC and MergerCo by SCC, such conditions have been satisfied and the parties hereto desire to amend said Merger Agreement as hereinafter set forth,

                                   AMENDMENT

     In consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, AFC, SCC, MergerCo and the Principal Shareholders hereby mutually agree as follows:

     1. Recital C. is hereby amended so that, as amended, it shall read as follows:

     C. The parties hereto desire to effect a merger of SCC into MergerCo
     (the "Merger") pursuant to which (i) AFC will own all of the issued and outstanding shares of capital stock of the Surviving Corporation (as hereinafter defined) (on a fully diluted and as converted basis); and (ii) the shareholders of SCC will acquire cash, stock and rights to acquire stock of AFC, all on the terms and conditions set forth in this Agreement. The Merger is intended to comply with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code.

     2. Section 1.a.(1) through 1.a.(6) of the Merger Agreement are amended so that, as amended, they shall read as follows:

           (1) Surviving Corporation.  Upon the terms and subject to the
               ---------------------
     conditions hereof, at the Effective Time (as defined in Paragraph 1.a(2) below), SCC shall be merged with and into MergerCo and the separate existence of SCC shall
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                                                                          Page 2

     thereupon cease, and MergerCo shall continue as the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") under the laws of the State of Georgia under the name set forth in the Certificate of Incorporation of the Surviving Corporation.

          (2) Effective Time of the Merger.  As soon as practicable on the
              ----------------------------
     Closing Date (as hereinafter defined), AFC and the Principal Shareholders shall cause a Certificate of Merger to be filed with the office of the Secretary of State of the State of Washington (the "Washington Certificate of Merger") in accordance with the provisions of the Washington Business Corporations Act (the "Washington Merger Law"), and shall cause a Certificate of Merger to be filed with the office of the Secretary of State of Georgia (the "Georgia Certificate of Merger") in accordance with the provisions of the Georgia Business Corporation Code, as amended (the "Georgia Merger Law"). When used in this Merger Agreement, the term "Effective Time" shall mean the time at which the Washington Certificate of Merger is accepted for filing by the Secretary of State of the State of Washington and the Georgia Certificate of Merger is accepted for filing with the Secretary of State of Georgia or such other time as shall be agreed to by SCC and MergerCo and specified in each of the Certificates of Merger.

           (3) Effect of the Merger.  The Merger shall, from and after the
               --------------------
     Effective Time, have all the effects provided by the Georgia Merger Law.

           (4)  Certificate of Incorporation. The Certificate of Incorporation
                ----------------------------
     of MergerCo as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

           (5) Bylaws. The Bylaws of MergerCo as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

           (6) Board of Directors.  The current directors and officers of
               ------------------
     MergerCo immediately prior to the Effective Time shall continue to serve for the period commencing as of the Effective Time and continuing until the earlier of their respective resignations or removals or the times that their respective successors are duly elected or appointed and qualified.

           3. Section 1.b.(2)(1)(a) of the Merger Agreement is amended so that, as amended, it shall read as follows:

          (a) the holders of SCC Acquisition Rights (the "SCC Acquisition Rights Holders") representing, on the date hereof, no less than eighty percent (80%) of the SCC Shares subject thereto shall convert such SCC Acquisition Rights into AFC Acquisition Rights as set forth herein. The SCC Acquisition Rights consist of either options to acquire SCC Shares (the "SCC Options") or warrants to acquire SCC Shares (the "SCC Warrants"), a full and complete list of which is set forth in Schedule 6.f. hereof. At closing, AFC shall convert
                           ------------
              SCC Options and SCC Warrants representing no less
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                                                                          Page 3

     than eighty percent (80%) of the SCC Shares subject thereto, as of the date hereof, to an option to acquire AFC Shares (the "AFC Option") or a warrant to acquire AFC Shares (the "AFC Warrant") equal in value, as of the Effective Time, to the value of the SCC Option or SCC Warrant, as of the Effective Time (the "Acquisition Rights Portion of the Purchase Price"). The AFC Options and AFC Warrants shall be exercisable upon substantially the same terms and conditions as the SCC Options and the SCC Warrants exchanged therefor and such other terms and conditions as shall be reasonably required by AFC, including without limitation an agreement to execute a shareholders agreement in substantially the form of that contemplated by Paragraph 4 hereof upon acquisition of any AFC Shares.

     For purposes of determining the number of AFC Shares subject to each AFC Option and AFC Warrant, the value of the AFC Shares (the "AFC Per Share Value") shall be determined in accordance with the terms of Paragraph 1.b(4). The value of each SCC Option and each SCC Warrant to be exchanged hereunder shall be determined by (i) multiplying the SCC Option Per Share Value (hereinafter defined) times the number of SCC Shares subject to such SCC Option, and (ii) multiplying the SCC Warrant Per Share Value (hereinafter defined) times the number of SCC Shares subject to such SCC Warrant. The total value of the SCC Options (the "SCC Options Value") and the SCC Warrants (the "SCC Warrants Value") shall be the aggregate value of all the SCC Options and the aggregate value of all the SCC Warrants.

     The SCC Option Per Share Value shall be the sum of the Net Closing Payment plus the aggregate amount payable as exercise price under all SCC Options and all SCC Warrants (the "Exercise Consideration"), divided by the sum of
     (i) the number of SCC Shares issued and outstanding and owned by the SCC Shareholders immediately prior to the Effective Time, plus (ii) the number of SCC Shares subject to the SCC Options and SCC Warrants granted and outstanding immediately prior to the Effective Time (i.e. all SCC Shares on a fully diluted basis, which Shares shall sometimes be referred to herein as the "Aggregate Number of SCC Shares"), less the per share exercise price of the applicable SCC Option. The SCC Warrant Per Share Value shall be the Net Closing Payment plus the Exercise Consideration divided by the Aggregate Number of SCC Shares, less the per share exercise price of the applicable SCC Warrant.

     The SCC Per Share Value shall be the Net Closing Payment less the sum of
     (i) the SCC Options Value; plus (ii) the SCC Warrants Value, divided by the number of SCC Shares issued and outstanding owned by the SCC Shareholders immediately prior to the Effective Time. The number of AFC Shares to be subject to each AFC Option and AFC Warrant issued pursuant hereto shall be determined by dividing the total value of each SCC Option and SCC Warrant being exchanged by the AFC Per Share Value. AFC shall have the right to pay, in cash, to the SCC Acquisition Rights Holder, the value of any fractional AFC Share

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                                                                          Page 4

     resulting from the exchange described herein. In the event that the SCC Acquisition Rights Holders cannot determine among themselves which SCC Acquisition Rights will be converted to AFC Acquisition Rights for purposes of the eighty percent (80%) requirement hereunder, then and in such event, eighty percent (80%) of each SCC Option and SCC Warrant shall be converted to an AFC Option and AFC Warrant as provided herein. In the event that it is determined, in the reasonable opinion of counsel to SCC, that the SCC Warrants cannot be converted into AFC Warrants as contemplated herein on a tax-free basis to the SCC Warrantholders, then the requirements of this subparagraph shall not apply to the SCC Warrants and the SCC Warrantholders may elect to receive cash or AFC Shares equal to the value of their SCC Warrants in the same manner as the SCC Shareholders.

     The computation of the SCC Option Per Share Value, the SCC Warrant Per Share Value and the SCC Per Share Value is illustrated on Exhibit A to this Amendment.

     4. Sections 1.b.(2)(2) and (2)(3) are hereby amended so that, as amended, they shall read as follows:

          (2) Each SCC Shareholder and each SCC Acquisition Rights Holders shall be entitled to that portion of the Holdback Funds determined by multiplying the number of SCC Shares owned by the applicable SCC Shareholder (or the number of SCC Shares subject to the applicable SCC Acquisition Rights Holder's SCC Options or SCC Warrants) by the Holdback Fund Per Share Value, determined as hereinafter provided. The Holdback Fund Per Share Value shall be determined by dividing the Holdback Funds by the Aggregate SCC Shares. The Holdback Funds shall be payable in the same ratio of cash, AFC Shares and AFC Acquisition Rights, as the Net Closing Payment payable to the SCC Shareholders and SCC Acquisition Rights Holders pursuant to subparagraphs (a), (b) and (c) above and as reflected on Schedule 1.c. (the
                                                              -------------
     ratio of cash, AFC Shares and AFC Acquisition Rights is hereinafter referred to as the "Net Closing Payment Ratio").

          (3) the Contingent Payment, if any, shall be paid, as provided in Paragraph 1.(f)(2) below, to the SCC Shareholders and the SCC Acquisition Rights Holders in the same proportion as the Holdback Funds and in the same ratio of cash, AFC Shares and AFC Acquisition Rights as the Net Closing Payment Ratio.

     5. Section 1.b. (2) (4) of the Merger Agreement is amended so that, as amended, it shall read as follows:

          (4) The amounts withheld pursuant to subparagraphs b.2(ii) and b.2(iii) above, if any, shall be paid by AFC or the Surviving Corporation at Closing in satisfaction of the obligations referred to in such subparagraphs.

     6.   Section 1.b.(3) of the Merger Agreement is amended so that, as amended, it
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                                                                          Page 5

shall read as follows:

          (3) After the Effective Time, AFC shall own one hundred percent (100%) of the issued and outstanding stock of the Surviving Corporation.

     7. Section 1.b.(4)(c) of the Merger Agreement is amended so that, as amended, it shall read as follows:

                   (c) Add to the difference the amount of AFC's cash and cash equivalents (including the aggregate exercise price of all outstanding rights to acquire AFC Shares) as of the Closing Date;

     8. Section 1.f.(1) is hereby amended so that, as amended, it shall read as follows:

(1)            Deferred Payment.  Except as provided below, at the expiration of
               ----------------
               the twelve (12) consecutive month period following the Closing Date (the "Holdback Period"), the Surviving Corporation or AFC (through a loan or capital contribution to the Surviving Corporation), shall pay to, and deposit with, the Funding Agent, in proportion to the Net Closing Payment Ratio, cash, AFC Shares and AFC Acquisition Rights, with an aggregate value, equal to Three Million Five Hundred Ninety Thousand Dollars ($3,590,000) plus interest on such amount payable, in one (1) installment at the end of the Holdback Period, at the rate of 5.7% per annum compounded monthly from the Effective Date through the last day of the Holdback Period (the aggregate of such amounts being hereinafter referred to as the "Holdback Funds"). Anything in this Agreement to the contrary notwithstanding, the AFC Share portion of the Holdback Funds and the AFC Share portion of the interest payment due thereon shall be deposited with the Escrow Agent at Closing and shall be held pursuant to the terms of the Escrow Agreement. The Holdback Funds will be retained by the Funding Agent in escrow for a period of two (2) years following the Holdback Period (the "Escrow Period") to secure the continuing obligations of the Principal Shareholders for indemnification as described in Paragraph 12 below. The Principal Shareholders, AFC and the Funding Agent shall, prior to Closing, enter into an Escrow Agreement setting forth the terms and conditions of such escrow and providing, inter alia, for the
                                                            ----- ----
               payment of all interest on the escrowed funds, pro rata, to the
                                                              --- ----
               SCC Shareholders and SCC Acquisition Rights Holders during the term thereof based upon their relative shares of the cash portion of the Holdback Funds as set forth on Schedule 1.c..
                                                     -------------

     9. Sections 1.f.(2)(b) and 1.f.(2)(c) are hereby amended so that, as amended, they shall read as follows:

(b) Determination of EBITDA.   As used herein "EBITDA" shall mean the
    -----------------------
     earnings of SCC (and, after Closing, the Surviving Corporation) and the Subsidiaries on a consolidated basis before deductions or offset for interest expense, taxes, depreciation and amortization, as determined by the accountant regularly servicing the Surviving Corporation at the end of the Determination Year (the "SCC Accountant") in accordance with generally
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     accepted accounting principals ("GAAP") consistently applied with respect to prior periods. Such determination shall be exclusive of Extraordinary Business Expenses incurred by SCC (and, after Closing, the Surviving Corporation), including, but not limited to, any amounts paid by SCC (or, after Closing, the Surviving Corporation) (i) under Section 4.e., and (ii) in satisfaction of all or part of the WC Line of Credit after Closing, and shall be adjusted for non-cash items related to gains/losses on asset dispositions and writedowns, compensation expense related to stock option activity (deferred compensation), any executive compensation awards payable in stock of SCC or, after Closing, AFC and non-cash officer notes receivable related to executive compensation awards. The term "Extraordinary Business Expenses" shall mean any expense or liability incurred by the Surviving Corporation, after Closing, as a result of this transaction or as a result of material variances in the 1998 Business Plan (attached hereto as Schedule 1.f(2)) incurred at AFC's request or
                         ----------------
     direction. AFC shall cause the SCC Accountant to prepare and deliver to AFC and the SCC Shareholder Representative, on or before the last day of the Holdback Period, a statement of SCC's EBITDA for the Determination Year, together with the work papers reflecting the computation thereof (collectively the "EBITDA Statement"). If the actual EBITDA for the Determination Year equals or exceeds the Minimum EBITDA, then AFC shall, on or before the last day of the Holdback Period, pay the applicable Contingent Payment (i.e. $1,900,000 if the Minimum EBITDA is achieved or $3,800,000 if the Target EBITDA is achieved, as the case may be) to the Funding Agent to be disbursed in accordance with Schedule 1.c.
                                                      -------------

(c)            AFC Negative Covenant.  AFC shall not take any action or require
               ---------------------
               the Surviving Corporation to take any action not included in, or contemplated by, SCC's 1998 Business Plan attached hereto as

               Schedule 1.f(2) that materially adversely impacts SCC's and the
               ---------------
               Surviving Corporation's ability to achieve the Minimum EBITDA or Target EBITDA. In the event the Principal Shareholders become aware of any action taken or required by AFC in violation of this covenant, the Principal Shareholders shall deliver to AFC written notice of such adverse action. If AFC fails or refuses to cure or take material steps to commence to cure such adverse action within fifteen (15) days after such notice, such adverse action
               shall become an "Alleged Default Event".   If SCC and the
               Surviving Corporation fail to accomplish the Minimum or Target EBITDA and such failure was caused by the Alleged Default Event or an adverse action by AFC with respect to which a Principal Shareholder was not aware, then the Contingent Payment shall become due and payable, subject to AFC's right to dispute as hereinafter set forth, as if the Minimum or Target EBITDA had been achieved. If AFC disputes the contention of the Principal Shareholders regarding the effect of such adverse action or Alleged Default Event, such dispute shall be resolved in accordance with the dispute resolution procedure described in Paragraph 1.f(2)(d); provided, however, that the prevailing party in such dispute shall be entitled to recover from the non-prevailing party all of the fees, costs and expenses (including reasonable attorney's fees) incurred by such party in
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                                                                          Page 7

               connection with such dispute.

     10. Section 2.b of the Merger Agreement is hereby amended so that, as amended, it shall read as follows:

b.        Schedules.  Unless otherwise provided for in this Agreement, SCC and
          ---------
          the Principal Shareholders shall prepare final Schedules to the Disclosure Statement (the "Schedules") required herein and deliver all such Schedules to AFC, together with true and correct copies of any documents required to be attached thereto, on or before the ___ business day following the date of execution of this Amendment. AFC shall examine each such final Schedule and related documents, and within ___ (__) business days following AFC's receipt thereof, AFC shall notify SCC whether AFC accepts or rejects such Schedule and related documents. In the event AFC and SCC and the Principal Shareholders are unable to agree with respect to a material issue on any Schedule within ___ (__) business days following SCC's receipt of notice of AFC's rejection thereof, AFC shall either agree in writing within two (2) business days thereafter to accept such Schedule as submitted by SCC and proceed with the transactions contemplated hereunder or this Agreement shall terminate. SCC and AFC acknowledge that the time period for AFC to provide its written objections to the Schedules already delivered shall not commence to run until AFC receives written notice from SCC that the Schedules, as delivered, are final and complete.

     11. Section 3 of the Merger Agreement is hereby amended so that, as amended, it shall read as follows:

          3.   CLOSING.  The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place on or before March 17, 1998 (the "Closing Date"). The parties agree to use their reasonable efforts and to act in good faith to satisfy all conditions to Closing and consummate the transaction at the earliest possible date. The Closing shall be held at the offices of Cohen Pollock Merlin Axelrod & Tanenbaum, P.C. in Atlanta, Georgia, at 10:00 a.m. on the Closing Date.

     12. Section 4.d. of the Merger Agreement is hereby amended so that, as amended, it shall read as follows:

          d.   Severance Pay.  AFC shall cause the Surviving Corporation,
               -------------
immediately following Closing, to implement a severance pay policy for employees of the Surviving Corporation and the Subsidiaries which is substantially the same as the severance pay policy in effect for the employees of AFC. All employees of the Surviving Corporation or the Subsidiaries shall receive service credit under such plan for their time employed by SCC and the Subsidiaries prior to the Effective Time of the Merger. The payment of any severance pay by the Surviving Corporation or the Subsidiaries after Closing shall not be considered an Extraordinary Expense for purposes of computing SCC's EBITDA.

     13.  [Reserved]

     14. References to SCC in the Merger Agreement which, in the context used, are, in fact, references to the Surviving Corporation shall be read accordingly.
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                                                                          Page 8

     15. Section 6.t.iv. of the Merger Agreement is hereby amended by changing the reference to "Schedule 6.t.i.,ii, or iii" as it appears therein to "Schedule
                  --------------------------                            --------
6.t.i.,ii, iii or iv".
--------------------

     16. Section 6.y..i. of the Merger Agreement is hereby amended by changing the reference to "Schedule 6.u.i." as it appears therein to "Schedule 6.y.i".
                  ---------------                            --------------

     17. Subsections a. and b. of Section 9 of the Merger Agreement are hereby amended by changing the date February 21, 1998 as it appears therein to March 10, 1998. In addition, there shall be added to Section 9 of the Merger Agreement the following subsection:

          s. Tax Opinion.  AFC shall have received the letters of opinion
             -----------
     required to be delivered pursuant to Section 1.g. in form and substance satisfactory to AFC.

     18. The preamble to Section 12.a. of the Merger Agreement is hereby amended so that, as amended, it shall read as follows:

          a.   General.  The Principal Shareholders, jointly and severally,
               -------
hereby agree to indemnify, defend and hold harmless AFC, the Surviving Corporation, SCC and the Subsidiaries on demand, from and against any and all loss, liability, claim cost, damage or deficiency, including interest, penalties, and reasonable attorneys' fees, (herein, collectively referred to as a "Loss") arising out of or due to:

     19. The amendment shall be effective as of the date hereof; provided, however, that if, after this Amendment is executed, AFC is unable to obtain a favorable opinion from Arthur Andersen, LLP, acceptable to AFC, that the transaction will qualify as a tax-free reorganization as contemplated hereunder, AFC shall have the option to terminate this Amendment and cause the consummation of the Merger on the terms and conditions of the Merger Agreement in effect prior to the execution of this Amendment. In such event and notwithstanding the termination of this Amendment, the provisions of Paragraphs 3, 4, 5, 7, 10, 11, 13, 17 (except the additon of subsection s.) and 18 of this Amendment shall survive such termination and remain in full force and effect. The Principal Shareholders agree that so long as there is no material adverse effect on the Principal Shareholders, they will take such actions, and cause SCC and the Subsidiaries to take such actions, as AFC may reasonably request in connection with the structuring of the transaction as a tax-free reorganization and in connection with any tax elections or other transactions designed to mitigate the adverse consequences to AFC, the Surviving Corporation or SCC of the failure of the Merger to qualify as tax-free.

     18. Except as amended hereby, the Merger Agreement is ratified, approved and confirmed as originally executed by the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed and delivered their duly authorized officers, as of the day and year first above written.

                              SCC:

ATTEST:                       SEATTLE COFFEE COMPANY

By:______________________     By:_______________________________

Its ________ Secretary        Its ____________ President



                              PRINCIPAL SHAREHOLDERS:



                              ______________________________
                              LARRY MCDONALD


                              ________________________________
                              KAREN MCDONALD

                              MICHELE MCCARTHY REVOCABLE TRUST

                              BY:________________________________


                              PATRICK MCDONALD LIVING TRUST



                              BY:________________________________


                              GAI FAMILY TRUST B


                              BY:________________________________


                              GAI FAMILY TRUST C


                              BY:_________________________________


                              ____________________________________
                              JAMES V.  STEWART


                              ____________________________________
                              UMBERTO BIZZARRI


                              ____________________________________
                              FREDERICK O.  PAULSELL, JR

                              PINCO PALLINO, INC.

                              BY:_________________________________


                              THE LAWRENCE MCDONALD CHARITABLE
                              REMAINDER UNITRUST


                              BY:__________________________________
                                     Lawrence McDonald, Trustee


                              THE KAREN MCDONALD CHARITABLE REMAINDER UNITRUST


                              BY:__________________________________
                                     Karen F. McDonald, Trustee

                              AFC:

ATTEST:                       AFC ENTERPRISES, INC.



By:______________________     By:____________________________________
   Its ________ Secretary           Its ____________ President

[CORPORATE SEAL]



                              MERGERCO

ATTEST:                       AFC ACQUISITION CORP.



By:______________________     By:____________________________________
   Its ________ Secretary           Its ____________ President



[CORPORATE SEAL]

                                   Exhibit A
                                   ---------



Assume a Net Closing Payment of $50,000,000. There are 5,211,260 SCC Shares issued and outstanding and 1,286,100 SCC Shares subject to Options and Warrants. Assume the aggregate exercise price of all SCC Options and Warrants equals $5,032,561 at an exercise price of $3.91 per share. The per share value of an SCC Warrant or Option would be $4.56 per share [(50,000,000+5,032,561)/(5,211,260+1,286,100))-$3.91). The option and warrants would be valued at $4.56 times 1,286,100 or $5,867,483. The actual per share value and the aggregate value will differ for individual SCC Acquisition Rights Holders depending upon the actual exercise price of each option or warrant.



     The SCC Shares are valued by subtracting from the Net Closing Payment the value of the SCC Options and Warrants and dividing the result by the SCC Shares issued and outstanding. This results in a value of $8.47 per share [($50,000,000-5,867,483)/5,211,260)].